Exhibit 99.1

Veracyte Announces Fourth Quarter and Full-Year 2023 Financial Results

Grew Fourth Quarter Revenue to $98.2 million

Increased 2023 Total Revenue 22% to $361.1 million

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 22, 2024 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the fourth quarter and full year ended December 31, 2023.

“We closed 2023 with another quarter of excellent results, driven by our Afirma and Decipher businesses,” said Marc Stapley, Veracyte’s chief executive officer. “Looking to 2024 and beyond, we will leverage our Veracyte Diagnostics Platform to continue to drive near- and long-term revenue. With multiple growth catalysts over the coming years and with our strong financial discipline, we expect to achieve positive cash flow for the third consecutive year and going forward.”

Key Business Highlights
•Grew total test volume to 33,836 in the fourth quarter and 126,977 for the full year 2023, an increase of 21% and 24%, respectively, compared to the prior year periods.
•Enhanced our Endocrinology offering in 2023 with the launch of TERT promoter mutation testing for Afirma, the introduction of our Afirma GRID research tool, and enhancements to our online physician ordering portal.
•Continued to strengthen the body of evidence for Decipher Prostate in 2023, adding 8 publications and 16 abstracts to the clinical-evidence library, reinforcing Decipher's status as the only molecular test to receive Level 1 evidence designation in the National Comprehensive Cancer Network’s (NCCN) prostate cancer guidelines.
•Acquired C2i Genomics Inc., adding whole-genome minimal residual disease (MRD) capabilities to our novel Veracyte Diagnostics Platform and expanding our ability to serve patients across the cancer care continuum.
•Signed an agreement with Illumina to develop some of our tests as in vitro diagnostics (IVDs) for use on their NextSeq 550Dx next-generation sequencing (NGS) instrument, as part of our multi-platform strategy to accelerate global expansion of our tests as IVDs.
•Published the clinical validation study for our Percepta Nasal Swab test in CHEST.
•For the full year, generated $44 million of cash from operations and ended the year with $216 million of cash and cash equivalents.

Fourth Quarter 2023 Financial Results
Total revenue for the fourth quarter of 2023 was $98.2 million, an increase of 22% compared to $80.3 million reported in the fourth quarter of 2022. Testing revenue was $90.4 million, an increase of 29% compared to $70.3 million in the fourth quarter of 2022, driven primarily by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $3.7 million, an increase of 13% compared to $3.2 million in the fourth quarter of 2022. Biopharmaceutical and other revenue was $4.1 million, a decrease of 39% compared to $6.8 million in the fourth quarter of 2022.

Total gross margin for the fourth quarter of 2023, including the amortization of acquired intangible assets, was 66%, compared to 61% in the fourth quarter of 2022. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 70%, compared to 67% in the fourth quarter of 2022.

Operating expenses, excluding cost of revenue, were $100.3 million, which included an impairment charge of $32.0 million associated with the impairment of HalioDx developed biopharmaceutical services technology, customer relationships and customer backlog finite-lived intangible assets, compared to $54.1 million in the fourth quarter of 2022. Non-GAAP operating expenses, which excludes cost of revenue, amortization of acquired intangible assets, impairment charges, other acquisition related expenses and other restructuring costs, grew 28% to $65.6 million, including a technology access fee of $3.5 million to develop our IVD kitted tests on an NGS platform, compared to $51.1 million in the fourth quarter of 2022.

Net loss for the fourth quarter of 2023 was $28.3 million, and basic and diluted net loss per common share was $0.39, which includes the aforementioned $32.0 million impairment charge. Net cash provided by operating activities in the fourth quarter of 2023 was $15.6 million, an improvement of $5.8 million compared to the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Full Year 2023 Financial Results
Total revenue for 2023 was $361.1 million, an increase of 22% compared to $296.5 million in 2022. Testing revenue was $326.5 million, an increase of 30% compared to $250.5 million in 2022 driven primarily by the strong performance of our Decipher and Afirma tests. Product revenue was $15.6 million, an increase of 23% compared to $12.6 million in 2022. Biopharmaceutical and other revenue was $18.9 million, a decrease of 43% compared to $33.4 million in 2022, driven by the reduction of customer projects given overall spending constraints across the industry.

Total gross margin for the full year 2023, including the amortization of acquired intangible assets, was 64%, compared to 59% in 2022. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 69%, compared to 66% in 2022.

Operating expenses, excluding cost of revenue, were $315.5 million, an increase of 46% compared to $216.8 million in 2022. Non-GAAP operating expenses, which excludes cost of revenue, amortization of acquired intangible assets, impairment charges, other acquisition related expenses and other restructuring costs, grew 20% to $240.7 million compared to $200.3 million in 2022.

Net loss for the full year 2023 was $74.4 million,and basic and diluted net loss per common share was $1.02,which includes impairment charges of $68.3 million in the year. Net cash provided by operating activities in 2023 was $44.2 million, an increase of $36.7 million compared to 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2024 Financial Outlook
The company is maintaining full-year 2024 total revenue guidance of $394 million to $402 million and consistent with prior guidance, expects cash, cash equivalents and short-term investments at the end of the year to be $230 million to $234 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/tkiac6t9. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI38de228ea0a04e0ab786cfe56be5ca1b

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to 2024 financial and operating results; statements regarding the expected benefits of the acquisition of C2i Genomics; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will,” “enable,” “positioned,” “offers,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration the business and realize expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies and energy supply, as well as our facilities in France; the impact of foreign currency fluctuations, increasing interest rates, inflation, potential government shutdowns and turmoil in the global banking and finance system; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 1, 2023, and our Quarterly Report on Form 10-Q filed for the three months ended September 30, 2023, filed on November 8, 2023, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related HalioDx intangible assets and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Revenues:
Testing revenue	$90,385	$70,269	$326,542	$250,544
Product revenue	3,665	3,231	15,588	12,632
Biopharmaceutical and other revenue	4,149	6,797	18,921	33,360
Total revenue	98,199	80,297	361,051	296,536

Operating expenses (1):
Cost of testing revenue	24,105	19,394	88,913	75,317
Cost of product revenue	1,753	2,618	8,666	7,820
Cost of biopharmaceutical and other revenue	3,518	4,819	15,324	18,445
Research and development	18,673	11,287	57,305	40,603
Selling and marketing	25,260	24,127	101,490	97,560
General and administrative	23,795	18,208	86,229	73,200
Impairment of long-lived assets	32,039	—	68,349	3,318
Intangible asset amortization	4,563	5,264	20,570	21,354
Total operating expenses	133,706	85,717	446,846	337,617
Loss from operations	(35,507)	(5,420)	(85,795)	(41,081)
Other income, net	5,035	1,979	9,183	4,654
Loss before income taxes	(30,472)	(3,441)	(76,612)	(36,427)
Income tax (benefit) provision	(2,179)	403	(2,208)	133
Net loss	$(28,293)	$(3,844)	$(74,404)	$(36,560)
Net loss per common share, basic and diluted	$(0.39)	$(0.05)	$(1.02)	$(0.51)
Shares used to compute net loss per common share, basic and diluted	73,107,059	71,825,754	72,644,487	71,549,204

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Cost of revenue	$472	$408	$1,858	$1,355
Research and development	1,495	1,332	5,326	6,132
Selling and marketing	2,498	1,297	9,624	6,018
General and administrative	3,142	3,997	16,681	13,951
Total stock-based compensation expense	$7,607	$7,034	$33,489	$27,456

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Net loss	$(28,293)	$(3,844)	$(74,404)	$(36,560)
Other comprehensive income (loss):
Change in currency translation adjustments	3,765	22,720	7,328	(16,263)

Net comprehensive loss	$(24,528)	$18,876	$(67,076)	$(52,823)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31	December 31,
	2023	2022
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$216,454	$154,247
Short-term investments	—	24,605
Accounts receivable	40,378	44,021
Supplies and inventory	16,128	14,294
Prepaid expenses and other current assets	12,661	11,469
Total current assets	285,621	248,636
Property, plant and equipment, net	20,584	17,702
Right-of-use assets, operating leases	10,277	13,160
Intangible assets, net	88,593	174,866
Goodwill	702,984	695,891
Restricted cash	876	749
Other assets	5,971	5,418
Total assets	$1,114,906	$1,156,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,943	$11,911
Accrued liabilities	38,427	37,774
Current portion of deferred revenue	2,008	2,613
Current portion of acquisition-related contingent consideration	2,657	6,060
Current portion of operating lease liabilities	5,105	4,070
Current portion of other liabilities	101	186
Total current liabilities	61,241	62,614
Deferred tax liabilities	734	4,531
Acquisition-related contingent consideration, net of current portion	518	2,498
Operating lease liabilities, net of current portion	7,525	10,648
Other liabilities	786	931
Total liabilities	70,804	81,222
Total stockholders’ equity	1,044,102	1,075,200
Total liabilities and stockholders’ equity	$1,114,906	$1,156,422

1. The condensed consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated March 1, 2023.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31
	2023	2022
Operating activities
Net loss	$(74,404)	$(36,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,188	25,928
Loss on disposal of property and equipment	271	206
Stock-based compensation	33,141	26,734
Deferred income taxes	(3,839)	133
Interest on end-of-term debt obligation	—	161
Noncash lease expense	4,158	3,320
Revaluation of acquisition-related contingent consideration	(5,383)	154
Impairment loss	68,349	3,318
Effect of foreign currency on operations	(1,096)	522
Changes in operating assets and liabilities:
Accounts receivable	3,887	(4,495)
Supplies and inventory	(1,694)	(3,011)
Prepaid expenses and other current assets	(458)	1,390
Other assets	(758)	(3,049)
Operating lease liability	(4,330)	(3,448)
Accounts payable	(134)	152
Accrued liabilities and deferred revenue	(676)	(3,920)
Net cash provided by operating activities	44,222	7,535
Investing activities
Purchase of short-term investments	(19,700)	(33,519)
Proceeds from sale of short-term investments	39,773	—
Proceeds from maturity of short-term investments	5,000	12,681
Purchases of property, plant and equipment	(9,961)	(8,549)
Net cash provided by (used in) investing activities	15,112	(29,387)
Financing activities
Payment of long-term debt	—	(1,281)
Payment of taxes on vested restricted stock units	(6,741)	(3,167)
Proceeds from the exercise of common stock options and employee stock purchases	9,578	7,942
Net cash provided by financing activities	2,837	3,494
Increase (decrease) in cash, cash equivalents and restricted cash	62,171	(18,358)
Effect of foreign currency on cash, cash equivalents and restricted cash	163	(592)
Net increase (decrease) in cash, cash equivalents and restricted cash	62,334	(18,950)
Cash, cash equivalents and restricted cash at beginning of year	154,996	173,946
Cash, cash equivalents and restricted cash at end of period	$217,330	$154,996

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	December 31	December 31,
	2023	2022
Cash and cash equivalents	$216,454	$154,247
Restricted cash	876	749
Total cash, cash equivalents and restricted cash	$217,330	$154,996

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended December 31, 2023
Total revenue	$98,199	$—	$—	$—	$98,199
Cost of testing revenue	24,105	—	—	—	24,105
Cost of product revenue	1,753	—	—	—	1,753
Cost of biopharmaceutical and other revenue	3,518	—	—	—	3,518
Intangible asset amortization (2)	4,035	—	4,035	—	—
Gross margin $	64,788	—	4,035	—	68,823
Gross margin %	66%				70%

Research and development	18,673	—	—	—	18,673
Selling and marketing	25,260	294	—	—	24,966
General and administrative	23,795	1,867	—	—	21,928
Impairment of long-lived assets	32,039	—	—	32,039	—
Intangible asset amortization	528	—	528	—	—
Total operating expenses excluding cost of revenue (3)	100,295	2,161	528	32,039	65,567
Income (loss) from operations	$(35,507)	$2,161	$4,563	$32,039	$3,256

Three Months Ended December 31, 2022
Total revenue	$80,297	$—	$—	$—	$80,297
Cost of testing revenue	19,394	50	—	—	19,344
Cost of product revenue	2,618	—	—	—	2,618
Cost of biopharmaceutical and other revenue	4,819	64	—	—	4,755
Intangible asset amortization (2)	4,747	—	4,747	—	—
Gross margin $	48,719	114	4,747	—	53,580
Gross margin %	61%				67%

Research and development	11,287	232	—	—	11,055
Selling and marketing	24,127	917	—	—	23,210
General and administrative	18,208	1,368	—	—	16,840
Impairment of long-lived assets	—	—	—	—	—
Intangible asset amortization	517	—	517	—	—
Total operating expenses excluding cost of revenue (3)	54,139	2,517	517	—	51,105
Income (loss) from operations	$(5,420)	$2,631	$5,264	$—	$2,475

1. Includes transaction related expenses as well as post-combination compensation expenses. For each of the three months ended December 31, 2022, and December 31, 2023, adjustments consist primarily of remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy and post-combination compensation expenses associated with the acquisition of HalioDx. For the three months ended December 31, 2023 adjustments include the transaction related expenses associated with the acquisition of C2i Genomics.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($29.4 million and $26.8 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.0 million and $4.7 million) for the three months ended December 31, 2023 and for the three months ended December 31, 2022 respectively.
4. For the three months ended December 31, 2023, includes $32.0 million expense related to the impairment charge associated with HalioDx developed technology, customer relationships and customer backlog finite-lived intangible assets.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Twelve Months Ended December 31, 2023
Total revenue	$361,051	$—	$—	$—	$361,051
Cost of testing revenue	88,913	83	—	—	88,830
Cost of product revenue	8,666	—	—	—	8,666
Cost of biopharmaceutical and other revenue	15,324	94	—	—	15,230
Intangible asset amortization (2)	18,464	—	18,464	—	—
Gross margin $	229,684	177	18,464	—	248,325
Gross margin %	64%				69%

Research and development	57,305	58	—	—	57,247
Selling and marketing	101,490	2,610	—	—	98,880
General and administrative	86,229	329	—	1,371	84,529
Impairment of long-lived assets	68,349	—	—	68,349	—
Intangible asset amortization	2,106	—	2,106	—	—
Total operating expenses excluding cost of revenue (3)	315,479	2,997	2,106	69,720	240,656
Income (loss) from operations	$(85,795)	$3,174	$20,570	$69,720	$7,669

Twelve Months Ended December 31, 2022
Total revenue	$296,536	$—	$—	$—	$296,536
Cost of testing revenue	75,317	203	—	18	75,096
Cost of product revenue	7,820	—	—	3	7,817
Cost of biopharmaceutical and other revenue	18,445	325	—	—	18,120
Intangible asset amortization (2)	19,273	—	19,273	—	—
Gross margin $	175,681	528	19,273	21	195,503
Gross margin %	59%				66%

Research and development	40,603	1,418	—	—	39,185
Selling and marketing	97,560	3,914	—	493	93,153
General and administrative	73,200	5,245	—	—	67,955
Impairment of long-lived assets	3,318	—	—	3,318	—
Intangible asset amortization	2,081	—	2,081	—	—
Total operating expenses excluding cost of revenue (3)	216,762	10,577	2,081	3,811	200,293
Loss from operations	$(41,081)	$11,105	$21,354	$3,832	$(4,790)

1. Includes transaction related expenses as well as post-combination compensation expenses, adjustments consist primarily remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy, post-combination compensation expenses associated with the acquisition of HalioDx and transaction related expenses associated with the acquisition of C2i Genomics.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($112.9 and $101.6 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($18.5 and $19.3 million) for the full year 2023 and 2022 respectively.
4. 2022 includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets; 2023 includes $34.9 million expense related to the impairment charge associated with the nCounter license intangible assets, $32.0 million related to the impairment charge associated with HalioDx developed technology, customer relationships and customer backlog finite-lived intangible assets, $1.4 million related to the departure of the former executive chair and $1.4 million related to restructuring costs.

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Investor Contact:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media Contact:
Tracy Morris
media@veracyte.com
650-380-4413